                                                                    EXHIBIT 99.n

                               MULTIPLE CLASS PLAN
                                       OF
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

     WHEREAS,  the  above-named   corporation  (the  "Issuer")  is  an  open-end
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS,  the common stock of the Issuer is currently divided into a number of separate series of shares; and

     WHEREAS,  the  Issuer  desires to offer  classes  of such  series of shares pursuant to Rule 18f-3; and

     WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuer (the
"Board")  adopt a written plan setting  forth (1) the specific  arrangement  for shareholder  services and the distribution of securities for each class, (2) the allocation of expenses for each class and (3) any related conversion features or exchange privileges; and

     WHEREAS, the Board, including a majority of the Independent  Directors,  as defined in SECTION 3D below, has determined that this plan (the "Plan"), adopted pursuant  to Rule 18f-3  under the 1940 Act,  is in the best  interests  of each class individually and the Issuer as a whole;

     NOW,  THEREFORE,  the  Issuer  hereby  adopts,  on  behalf of the Funds (as defined in SECTION 2A below),  this Multiple Class Plan, in accordance with Rule
18f-3 under the 1940 Act on the following terms and conditions:

SECTION 1. ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act,  this Plan  describes the multiple class system for certain series of shares of the Issuer,  including the separate class arrangements for shareholder  services and/or  distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges  applicable to the classes.  Upon the effective date of this
Plan,  the Issuer elects to offer multiple  classes of its shares,  as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2. FEATURES OF THE CLASSES

a.   DIVISION  INTO CLASSES.  Each series of shares of the Issuer  identified in
     SCHEDULE  A  attached  hereto,  and each  series of  shares  of any  Issuer subsequently added to this Plan (collectively,  the "Funds"), may offer one or more classes of shares: the Investor Class, the Institutional Class, the
     Advisor Class, and the R Class. The classes that each Fund is authorized to issue  pursuant  to this Plan are set forth in  SCHEDULE  A. Shares of each class of a Fund shall  represent  an equal pro rata  interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers,

     restrictions, limitations, qualifications, and terms and conditions, except that: (A) each class shall have a different designation;  (B) each class of shares shall bear any Class  Expenses,  as defined in SECTION  3D(3) below;
     (C) each class shall have exclusive  voting rights on any matter  submitted to  shareholders  that relates solely to its service  arrangement;  and (D)
     each class shall have  separate  voting  rights on any matter  submitted to shareholders  in which the interests of one class differ from the interests of any other class.

b.   FEES.

     The Issuer of the Funds is a party to a Management  Agreement with American
     Century  Investment  Management,   Inc.  ("ACIM"),  the  Funds'  investment
     adviser,  for the provision of investment  advisory and management services and shareholder services.  Because the assets of the Issuer are invested in other open-end management investment companies advised by ACIM, no class or
     Fund  pays any fee to ACIM  for such  investment  advisory  and  management services.  The  Investor,  Advisor  or R Classes  of the Funds  each pay an
     Administrative Fee of 20 basis points for the shareholder services provided by ACIM under the Management  Agreement.  No Administrative  Fee is paid by the Institutional Class of the Funds.

c.   SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES.

     (1) ADVISOR CLASS  DISTRIBUTION  PLAN.  Shares of the Advisor Class of each
     Fund are  offered  subject  to an Advisor  Class  Master  Distribution  and
     Individual  Shareholder Services Plan pursuant to Rule 12b-1 under the 1940
     Act (the "Advisor Class Plan") adopted by the Issuer  effective  August 31,
     2004.  Advisor  Class  shares  of each  Fund  shall  pay  American  Century
     Investment  Services,  Inc.  ("Distributor") for the expenses of individual shareholder services and administrative  services and distribution expenses incurred in  connection  with  providing  such  services  for shares of the
     Funds,  as provided in the Advisor Class Plan, at an aggregate  annual rate of .25% of the average daily net assets of such class.

     (2) R CLASS  DISTRIBUTION  PLAN.  Shares  of the R Class  of each  Fund are
     offered  subject  to  an  R  Class  Master   Distribution   and  Individual
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "R
     Class  Plan")  adopted by the Issuers  effective  August 31,  2004. R Class
     Shares of each Fund shall pay  Distributor  for the expenses of  individual shareholder services and distribution  expenses incurred in connection with providing such services for shares of the Funds, as provided in the R Class
     Plan,  at an aggregate  annual rate of .50% of the average daily net assets of such class.

     (3)  DEFINITION  OF  SERVICES.   Under  the  Advisor  and  R  Class  Plans,
     "distribution  expenses" include,  but are not limited to expenses incurred in  connection  with certain past and  continuing  services,  including (A)
     payment of sales  commissions,  ongoing  commissions  and other payments to brokers,  dealers,  financial institutions or others who sell shares of the
     relevant  class  pursuant  to  selling  agreements;   (B)  compensation  to
     employees  of  Distributor  who  engage in or support  distribution  of the shares of the relevant class; (C) compensation to, and expenses  (including overhead  and  telephone  expenses)  of,

     Distributor;  (D) the printing of  prospectuses,  statements  of additional information  and  reports  for other than  existing  shareholders;  (E) the preparation,  printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders;
     (F) receiving and answering  correspondence from prospective  shareholders, including distributing prospectuses,  statements of additional information, and  shareholder  reports;  (G)  the  providing  of  facilities  to  answer questions from prospective  investors about Fund shares; (H) complying with federal and state  securities  laws  pertaining to the sale of Fund Shares;
     (I)  assisting  investors in  completing  application  forms and  selecting dividend and other account  options;  (J) the providing of other reasonable assistance  in connection  with the  distribution  of Fund shares;  (K) the organizing  and  conducting  of sales  seminars and payments in the form of transactional  compensation  or promotional  incentives;  (L) profit on the foregoing;  and (M) such other distribution and services  activities as the
     Issuer  determine  may be paid for by the Issuer  pursuant  to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

     Under the Advisor and R Class Plans,  individual  shareholder  services may include,  but  are  not  limited  to:  (A)  individualized  and  customized investment  advisory  services,  including the consideration of shareholder profiles and specific  goals;  (B) the  creation of  investment  models and asset allocation models for use by the shareholder in selecting appropriate
     Funds; (C) proprietary  research about investment choices and the market in general;  (D)  periodic  rebalancing  of  shareholder  accounts  to  ensure compliance  with  the  selected  asset  allocation;  (E)  consolidation  of shareholder accounts in one place; and (F) other individual services.

SECTION 3. ALLOCATION OF INCOME AND EXPENSES

a.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and  expenses  (other than Class  Expenses)  of each Fund, other than the Daily  Dividend  Funds,  shall be allocated to each class on the basis of its net asset  value  relative  to the net asset  value of the
     Fund.  Expenses to be so allocated  also include  Issuer  Expenses and Fund
     Expenses.

b.   APPORTIONMENT OF CERTAIN EXPENSES.  Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund  Expenses  will be allocated  among the classes of shares pro rata based on their  relative  net asset  values in relation to the net asset value of all outstanding shares in the Fund.  Approved Class Expenses shall be allocated to the particular class to which they are  attributable.
     In addition,  certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes,  as determined by ACIM.

c.   DEFINITIONS.

     (1) ISSUER EXPENSES.  "Issuer  Expenses" include expenses of an Issuer that are not  attributable  to a  particular  Fund or  class  of a Fund.  Issuer
     Expenses include fees and expenses of those  Directors/Trustees who are not
     "interested persons" as defined in the

     1940  Act  ("Independent  Directors"),   including  counsel  fees  for  the
     Independent  Directors,  and certain  extraordinary  expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

     (2) FUND EXPENSES.  "Fund Expenses"  include expenses of an Issuer that are attributable to a particular fund but are not  attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3) CLASS EXPENSES.  "Class Expenses" are expenses that are attributable to a  particular  class of a Fund and  shall be  limited  to:  (i)  applicable administrative  fee; (ii) payments made pursuant to the Advisor Class Plan;
     (iii)  payments  made  pursuant  to the R  Class  Plan;  and  (iv)  certain extraordinary  expenses  of an Issuer or Fund  that are  attributable  to a particular class of a Fund.

     (4) EXTRAORDINARY EXPENSES.  "Extraordinary expenses" shall be allocated as an Issuer  Expense,  a Fund  Expense or a Class  Expense in such manner and utilizing  such  methodology  as ACIM  shall  reasonably  determine,  which determination shall be subject to ratification or approval of the Board and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal  Revenue Code, as amended.  ACIM shall report to the Board  quarterly  regarding those  extraordinary  expenses that have been allocated as Class Expenses.  Any such  allocations  shall be reviewed by, and subject to the approval of, the Board.

SECTION 4. EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders  may exchange  shares of one class of a Fund for shares of the same class of  another  Fund,  provided  that the  amount to be  exchanged  meets the applicable minimum investment  requirements and the shares to be acquired in the exchange are qualified for sale in the stockholder's state of residence.

SECTION 5. CONVERSION FEATURES

Conversions  from one  class of shares  into  another  class of  shares  are not permitted;  PROVIDED, HOWEVER, that if a shareholder of a particular class is no longer  eligible  to own  shares  of  that  class,  upon  prior  notice  to such shareholder,  those  shares will be  converted to shares of the same Fund but of another class in which such shareholder is eligible to invest.  Similarly,  if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested,  such shareholder may be  eligible  to convert  into shares of the same Fund but of the class with the lower expenses.

SECTION 6. QUARTERLY AND ANNUAL REPORTS

The Board shall receive  quarterly and annual  reports  concerning all allocated
Class  Expenses and  distribution  and  servicing  expenditures  complying  with paragraph  (b)(3)(ii) of Rule 12b-1,  as it may be amended from time to time. In the reports, only expenditures properly attributable to the

sale or servicing  of a  particular  class of shares will be used to justify any distribution  or  servicing  fee  or  other  expenses  charged  to  that  class.
Expenditures  not related to the sale or servicing  of a particular  class shall not be presented to the Board to justify any fee attributable to that class. The reports,  including the allocations upon which they are based,  shall be subject to the review and approval of the  Independent  Directors of the Issuer who have no direct or indirect  financial  interest in the  operation of this Plan in the exercise of their fiduciary duties.

SECTION 7. WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses  may be waived or  reimbursed  by any  adviser  to the  Issuer,  by the
Issuer's  underwriter or by any other provider of services to the Issuer without the prior  approval  of the Board,  provided  that the fee  (other  than a Class
Expense,  such as a Rule 12b-1 fee) is waived or  reimbursed  to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8. EFFECTIVENESS OF PLAN

Upon  receipt of  approval  by votes of a majority of both (a) the Board and (b)
the Independent Directors, this Plan shall become effective August 31, 2004.

SECTION 9. MATERIAL MODIFICATIONS

This  Plan may not be  amended  to  modify  materially  its  terms  unless  such amendment is approved in the manner  provided for initial  approval in SECTION 8 herein;  PROVIDED;  HOWEVER;  that a new Fund may be  added by any  Issuer  upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

     IN WITNESS  WHEREOF,  the Issuer has adopted this Multiple Class Plan as of
August 31, 2004.

                                    AMERICAN CENTURY ASSET
                                     ALLOCATION PORTFOLIOS, INC.

                                    By:    /s/ Charles A. Etherington
                                           --------------------------------
                                    Name:  Charles A. Etherington
                                    Title:   Vice President

                                   SCHEDULE A

               COMPANIES AND FUNDS COVERED BY THIS MULTICLASS PLAN

--------------------------------------------------- --------- --------- --------- ------
                                                    INVESTOR  INSTITU-   ADVISOR    R
                                 FUNDS                CLASS    TIONAL     CLASS   CLASS
                                                               CLASS
--------------------------------------------------- --------- --------- --------- ------
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
   My Retirement 2015 Portfolio                        Yes      Yes        Yes     Yes
   My Retirement 2025 Portfolio                        Yes      Yes        Yes     Yes
   My Retirement 2035 Portfolio                        Yes      Yes        Yes     Yes
   My Retirement 2045 Portfolio                        Yes      Yes        Yes     Yes
   My Retirement Income Portfolio                      Yes      Yes        Yes     Yes
--------------------------------------------------- --------- --------- --------- ------